United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2025

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 25, 2025, Houston American Energy Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Andes Operating Company LLC (“Buyer”) for the sale of the Company’s interest in Hupecol Meta LLC (“Hupecol Meta”). In conjunction with the MIPA, the Company also entered into an Assignment Agreement, in which it agreed to transfer its interest in Hupecol Meta to the Buyer, and the Buyer accepted the interest, subject to the MIPA. The sale of the Company’s interest in Hupecol Meta and its assignment thereof closed upon execution of the MIPA and the Assignment Agreement.

The Company owned approximately 18% of the membership interest of Hupecol Meta. The Buyer acquired this interest from the Company for $1.00 and agreed to assume all liabilities relating to the Colombian branches of Hupecol Meta.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information contained above in Item 2.01 related to the MIPA and Assignment Agreement with the Buyer is hereby incorporated by reference into this Item 2.05.

As disclosed in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024 (the “10-K”), filed with the Securities and Exchange Commission on February 24, 2025, the Company took an impairment charge of $6,392,874 related to its investment in Hupecol Meta. The Company’s receiving only $1.00 for its interest in Hupecol Meta confirms the impairment charge on this investment as set forth in the 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 2, 2025
	By:	/s/ Peter Longo
	Name:	Peter Longo
	Title:	Chief Executive Officer